As filed with the Securities and Exchange Commission on November 28, 2000
                                                                     Reg. No. 33
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                      FAMILY ROOM ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)


          New  Mexico                                         85-0206160
(State or other jurisdiction of                            (I.R.S. Employer
incorporation  or  organization)                          identification  No.)

                              1041 N. Formosa Ave.
                          Mary Pickford Bldg., Ste 101
                          Los Angeles, California 90046
                                 (323) 850-2800
                    (Address of principal executive offices)
                ________________________________________________

                         2000 EMPLOYEE COMPENSATION PLAN
                              (Full title of plan)
                        ________________________________

                                  George Furla
                                    President
                              1041 N. Formosa Ave.
                          Mary Pickford Bldg., Ste 101
                          Los Angeles, California 90046
                     (Name and address of agent for service)
                                 (323) 850-2800
          (Telephone number, including area code of agent for service)

                                    Copy to:
                              Owen Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 300-2487

                               CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------
                                    Proposed maximum   Proposed maximum
Title of securities   Amount to be  offering price     Aggregate offering   Amount of
to be registered      Registered    per share          Price                Registration fee
--------------------  ------------  -----------------  -------------------  -----------------

Common Stock
($.01 par value)        1, 500,000  $            1.00  $         1,500,000  $          396.00
--------------------  ------------  -----------------  -------------------  -----------------

For shares issuable upon the exercise of stock options granted under the Family Room Entertainment 2000 Employee Stock Compensation Plan (the "2000 Plan") outstanding as of November 13, 2000, estimated pursuant to Rule 457(h) based on the weighted average exercise price of such options.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item  1.  Plan  Information.*

Item  2.  Registrant  Information and Employee Plan Annual Information.*

          *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference

     The following documents filed by Family Room Entertainment Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-K for the fiscal year ended June 30, 2000;

     (b)  all  other  reports  filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 2000 through the date hereof;

     (c) the Registrant's Form S-2 filed on April 3, 1987, pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

     (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item  4.  Description  of  Securities

     Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel

     Not  applicable.

Item  6.  Indemnification  of  Directors  and  Officers

     Section 53-12-2E of the New Mexico Statutes Annotated 1978 provides in general that a company's articles of incorporation may provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless:
(1) the director has breached or failed to perform the duties of the director's office in compliance with Subsection B of Section 53-11-35 NMSA 1978; and
(2)  the  breach  or  failure  to  perform  constitutes:
(a) negligence, willful misconduct or recklessness in the case of a director who has either an ownership interest in the corporation or receives in his capacity as a director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year; or
(b) willful misconduct or recklessness in the case of a director who does not have an ownership interest in the corporation and does not receive in his capacity as director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year. Such a provision in the articles of incorporation shall, however, only eliminate the liability of a director for action taken as a director or any failure to take action as a director at meetings of the board of directors or of a committee of the board of directors or by virtue of action of the directors without a meeting pursuant to Section 53-11-43 NMSA 1978, on or after the date when such provision in the articles of incorporation becomes effective.

     Article XVI of the Company's Article of Incorporation provide that the Company shall indemnify each director and each officer, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suite or proceeding to which ha may be made a party by reason of his being or having been a Director or officer of the corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 19333, as amended, or other applicable securities laws. In the event of a settlement before or after action or suite, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

Commission  Policy

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Experts

     The consolidated financial statements of the company appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 2000 have been audited by Ham, Langston & Bregena, L.L.P, independent public accounts, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Ham, Langston & Bregena, L.L.P, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item  7.  Exemption  from  Registration  Claimed

     Not  applicable.

Item  8.     Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item  9.  Undertakings

(a)     The  undersigned  registrant  hereby  undertakes::

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on November 28, 2000.

                              By  /s/  George  Furla
                              ------------------------
                              George Furla, President, Chief Executive Officer, Chief Accounting Officer and Director

                              By  /s/  Randell  Emmett
                              ----------------------------
                              Randall  Emmett,  Chief  Operating  Officer,
                              And  Director

                              By  /s/  Peter  Benz
                              ------------------------
                              Peter  Benz,  Secretary,  Treasurer  and  Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                        Date
------------------  ----------------------------------  ------------------

/s/  George Furla   Chairman of the Board of Directors  November 28, 2000
------------------  President and Chief Executive
George Furla        Officer and Director

/s/ Randell Emmett  Chief Operating Officer and         November 28, 2000
------------------  Director
Randell Emmett

/s/  Peter Benz      Secretary, Treasurer and            November 28, 2000
------------------  Director
Peter Benz

                                INDEX TO EXHIBITS



EXHIBIT                                                        SEQUENTIALLY
NO.                     DESCRIPTION                            NUMBERED PAGES
-------  ----------------------------------------------------  --------------

5.1      Opinion of Counsel, regarding the legality
           of the securities registered hereunder.

10.30    2000 STOCK COMPENSATION PLAN

23.1     Consent of Ham, Langston & Bregena, L.L.P

23.2     Consent of Counsel (included as part of Exhibit 5.1)


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